UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019

Stratus Properties Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 9, 2019, Stratus Properties Inc.’s (“Stratus”) wholly owned subsidiary Stratus Block 21, L.L.C. (“Stratus Block 21”) entered into an Agreement of Sale and Purchase (the “Purchase Agreement”) with Ryman Hospitality Properties, Inc., a Delaware corporation (“Purchaser”), pursuant to which Stratus Block 21 agreed to sell to the Purchaser the real and personal property associated with Block 21, subject to limited exclusions and subject to the terms and conditions specified in the Purchase Agreement. Contemporaneously with the execution of the Purchase Agreement, Stratus Block 21 Investments, L.P. (“Block 21 Investments”), another wholly owned subsidiary of Stratus, entered into a Membership Interest Purchase Agreement with the Purchaser (the “Membership Interest Purchase Agreement”), pursuant to which Block 21 Investments will transfer all of the membership interests in its wholly owned subsidiary Block 21 Service Company LLC to Purchaser. Block 21 Service Company LLC owns and operates the music, entertainment and private event businesses currently known as “Austin City Limits Live at the Moody Theater” and “3TEN ACL Live,” and is party to lease agreements with Stratus Block 21, as landlord, and Block 21 Service Company LLC, as tenant.

Block 21 is Stratus’ wholly owned mixed-use real estate development and entertainment business in downtown Austin, Texas that contains the 251-room W Austin Hotel and is home to Austin City Limits Live at the Moody Theater, a 2,750-seat entertainment venue that serves as the location for the filming of Austin City Limits, the longest running music series in American television history. Block 21 also includes Class A office space, retail space and the 3TEN ACL Live entertainment venue and business.

The purchase price under the Purchase Agreement and the Membership Interest Purchase Agreement is, in the aggregate, $275 million (the “Total Purchase Price”) and will be payable by the assumption of the Goldman Loan (defined below), for which the Purchaser will receive a credit against the Total Purchase Price in an amount equal to the unpaid balance of the Goldman Loan as of the closing plus accrued but unpaid interest, with the remainder to be paid in cash or other readily available funds. The current principal balance of the Goldman Loan is approximately $142 million.

On or about January 5, 2016, Stratus Block 21 entered into an approximately 10-year loan (the “Goldman Loan”), secured by the Block 21 property, in the original principal amount of $150 million, with Goldman Sachs Mortgage Company (“Goldman”) as lender, which is supported by a Guaranty dated January 5, 2016 (the “Guaranty”) executed by Stratus. The closing of the transactions contemplated by the Purchase Agreement and Membership Interest Purchase Agreement is subject to, among other things, the Purchaser obtaining approval of its assumption of the Goldman Loan and providing for the release of Stratus Block 21 as borrower under the Goldman Loan and the release of Stratus as guarantor under the Guaranty.

Stratus is currently considering options for the use of the net proceeds of the sale and for its future real estate development and leasing operations, and expects to engage a nationally recognized financial advisor to assist in its evaluation of its options after the sale of Block 21.

The transaction is expected to close in the first quarter of 2020, subject to the satisfaction or waiver of a number of specified closing conditions, including the consent of the loan servicer for the Goldman Sachs Loan to the Purchaser’s assumption of the Goldman Loan, the consent of the hotel operator, an affiliate of Marriott, to the Purchaser’s assumption of the hotel operating agreement, and other customary closing conditions. The Purchase Agreement and the Membership Interest Purchase Agreement will terminate if all conditions to closing are not satisfied or waived by the parties. The Purchaser has deposited $15 million in earnest money to secure its performance under the agreements governing the sales. The closing of the Purchase Agreement and the Membership Interest Purchase Agreement will occur contemporaneously and the closing under each such agreement is a condition to the closing under the other agreement. In order to secure Stratus Block 21’s and Block 21 Investments’ responsibilities for the accuracy of certain representations and warranties in the agreements governing the sales, $6.875 million of the Total Purchase Price will be held in escrow for 13 months after the closing, subject to a longer retention period with respect to any required reserve for pending claims.

The foregoing description of the Purchase Agreement and Member Interest Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such agreements, filed as exhibits hereto. Such agreements contain representations and warranties of the parties, which have been made for the benefit of the other party and should not be relied upon by any other person. Such representations and warranties (i) have been qualified by schedules and exhibits, (ii) are subject to materiality standards that may differ from what may be viewed as material by investors, (iii) are made as of specified dates, and (iv) may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. Accordingly, the representations and warranties should not be relied upon as characterizations of the actual state of facts.

Item 8.01.	Other Events.

Stratus issued a press release dated December 9, 2019, titled “Stratus Properties Inc. Announces Agreement to Sell Block 21 for $275 Million to Ryman Hospitality Properties, Inc.” announcing that on December 9, 2019, it entered into agreements to sell Block 21 to Ryman Hospitality Properties, Inc. for $275 million. The press release is Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements in which Stratus makes projections, presents plans or objectives for future operations or financial results, or discusses factors Stratus believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as statements regarding the anticipated engagement of a financial advisor and statements regarding whether and when the sale of Block 21 will be completed. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” “target,” “intend,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause actual results to differ materially from those anticipated in the forward-looking statements include changes in Stratus’ plans or assumptions regarding retention of a financial advisor on terms satisfactory to Stratus, and the occurrence of any event, change or other circumstance that could delay the closing of the sale of Block 21 or result in the termination of the agreements to sell Block 21, and other factors described in more detail under the heading “Risk Factors” in Part I, Item 1A. of Stratus’ Form 10-K for the year ended December 31, 2018.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Title	Filed with this Form 8-K	Form	File No.	Date Filed

2.1

Agreement of Sale and Purchase by and between Stratus Block 21, L.L.C., as Seller, and Ryman Hospitality Properties, Inc., as Purchaser, dated December 9, 2019 and Exhibit R - Post-Closing Escrow Agreement.

X

2.2	Membership Interest Purchase Agreement by and between Stratus Block 21 Investments, L.P., as Seller, and Ryman Hospitality Properties, Inc., as Purchaser, dated December 9, 2019.	X

99.1

Press Release dated December 9, 2019, titled “Stratus Properties Inc. Announces Agreement to Sell Block 21 for $275 Million to Ryman Hospitality Properties, Inc.” (incorporated by reference to Exhibit 99.1 to Stratus’ Form 8-K filed December 9, 2019).

			8-K	001-37716	12/9/2019

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.	X

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:	/s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and Principal Financial Officer)

Date: December 11, 2019